                                                                EXHIBIT 4.3.22

                                                                EXECUTION COPY


                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                ISSUE SUPPLEMENT
                            Dated as of July 1, 2004

                               TO TRUST AGREEMENT
                               FOR GRANTOR TRUSTS
                            Dated as of June 1, 1996

                                      for

               GUARANTEED AGRICULTURAL MORTGAGE-BACKED SECURITIES

      Series Designation                              Issue Date
      ------------------                              ----------
      Series 7/30/04                                  July 30, 2004


     THIS ISSUE SUPPLEMENT accompanies and supplements a certain Trust Agreement for Grantor Trusts, dated as of June 1, 1996 (the "Trust Agreement"), among the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), Farmer Mac Mortgage Securities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Depositor"), and U.S. Bank National Association, a national banking association, (the "Trustee"), as successor in interest to U.S. Bank Trust National Association and First Trust National Association. Unless otherwise specified, certain capitalized terms are defined in such Trust Agreement and shall have the meanings so defined.

     The collective terms of such Trust Agreement and this Issue Supplement shall govern the composition of the Trust Fund, the beneficial ownership of which is evidenced by the Series of Certificates having the above designation, and have no applicability to any other Trust Fund. If any provision of this Issue Supplement conflicts with or contradicts a provision of the Trust Agreement, the provisions of this Issue Supplement shall control.

     The Depositor does hereby transfer, assign, set over and otherwise convey to the Trustee for the Holders of Certificates evidencing beneficial ownership interests in the Trust Fund established hereby (i) all of the Depositor's right, title and interest in and to the Qualified Loans identified in the Qualified Loan Schedule attached as Schedule I hereto, including all payments of principal and interest thereon received after July 1, 2004 (the "Cut-Off Date") other than payments of principal due and interest accruing on or before the Cut-Off Date and (ii) all of the Depositor's rights, as assignee of Farmer Mac, under each Loan Sale Agreement providing for the sale of the Qualified Loans identified in the Qualified Loan Schedule attached as Schedule I hereto, including, but not limited to, the right to enforce the representations and warranties therein against the related Seller.

     Section 1. Certain Defined Terms Inapplicable. The following terms defined in Section 1.01 of the Trust Agreement shall have no applicability to the Series of Certificates authorized hereby: "Class Notional Principal Balance," "Interest Only Certificates," "Interest Only Class," "Notional Principal Balance," "Participation Certificate," "Special Distribution Date" and "Special Record Date."

     Section 2. Certain Defined Terms Redefined.  The following terms defined in
Section 1.01 of the Trust Agreement are modified to have the following meanings for the Series of Certificates authorized hereby:

     Certificate: A Guaranteed Agricultural Mortgage-Backed Security, which, in the case of all Classes of Certificates, shall be issued in book-entry form and maintained in the name of a record owner as an entry on the books of a Reserve Bank under a designation specifying the Series, Class and denomination thereof.

     Certificate   Distribution   Amount:   With   respect  to  each  Class  and
Distribution Date, the sum of:

          (a) all interest accrued at the related Certificate Interest Rate during the preceding Interest Accrual Period for such Class on the Class Certificate Principal Balance thereof immediately preceding such Distribution Date; and

          (b) the Principal Distribution Amount on such date for the Qualified Loan Pool bearing the same alphanumeric designation as such Class.

     Certificate Interest Rate: For each Class and Distribution Date, a variable rate per annum equal to the weighted average (by Scheduled Principal Balance) carried to three decimal places, rounded down, of the Net Mortgage Rates of the Qualified Loans in the Qualified Loan Pool bearing the same alphanumeric designation as such Class.

     Certificate Principal Balance: As to any Certificate, prior to the related initial Distribution Date, the Denomination thereof and, subsequent to such initial Distribution Date, the Denomination thereof multiplied by the then applicable Certificate Principal Factor.

     Certificate Principal Factor: As to any date of determination and as to any Class of Certificates, a fraction the numerator of which is (i) the aggregate of the Denominations of all Certificates of such Class minus (ii) the aggregate amount of all Principal Distribution Amounts, if any, distributed thereto prior to such date of determination and the denominator of which is the aggregate of the Denominations of all Certificates of such Class.

     Certificateholder or Holder: As to any Certificate, the record owner on the appropriate Reserve Bank's books.

     Class  Certificate   Principal  Balance:  With  respect  to  any  Class  of
Certificates, at any time, the aggregate of the Certificate Principal Balances of all Certificates of such Class.

     Distribution Date: As to each Class, the 25th day of each month specified in the table below (or if such 25th day is not a Business Day, the Business Day immediately following), commencing on the date specified:

                             Frequency of Each
         Class               Distribution Date        Initial Distribution Date
         -----               -----------------        -------------------------
       ZAQM1004                   Monthly                  August 25, 2004
       ZAQS1005                Semi-Annually              January 25, 2005
       ZBQS1005                Semi-Annually              January 25, 2005
       ZCQS1003                Semi-Annually              January 25, 2005
       ZJ1M1005                   Monthly                  August 25, 2004
       ZK1M1011                   Monthly                  August 25, 2004
       ZQ1S1010                Semi-Annually              January 25, 2005
       ZR1M1003                   Monthly                  August 25, 2004

     Due Period: With respect to any Qualified Loan Pool and Distribution Date, the period beginning immediately following the preceding Due Period (or the day immediately following the Cut-Off Date in the case of the initial Distribution
Date) and ending on and including the first day of the month of such Distribution Date.

     Final Distribution Date: As to any Class, the Distribution Date specified as such for such Class in Section 4 of this Issue Supplement.

     Prepayment Period: As to each Qualified Loan Pool and Distribution Date, the preceding Due Period for such Qualified Loan Pool.

     Principal Distribution Amount: With respect to each Qualified Loan Pool and Distribution Date, the sum of

          (a) all Curtailments received with respect to the Qualified Loans in such Qualified Loan Pool during the preceding Prepayment Period for such Qualified Loan Pool;

          (b) the Scheduled Principal Balance of each Qualified Loan in such Qualified Loan Pool that was the subject of a Principal Prepayment in Full during the preceding Prepayment Period or that became a Liquidated Qualified Loan (or that was repurchased from the Trust Fund as permitted or required pursuant to the Trust Agreement) during such preceding Prepayment Period for such Qualified Loan Pool;

          (c) the principal component of each Installment Payment (including any Balloon Payment) due in respect of each Qualified Loan included in such Qualified Loan Pool during the preceding Due Period for such Qualified Loan Pool; and

          (d) if such Distribution Date is the Final Distribution Date for the related Class of Certificates, any amount by which the Class Certificate Principal Balance therefor would be greater than zero after distribution of the amounts specified in (a) - (c) above.

     Qualified Loan Schedule: As of any date of determination, the schedule of Qualified Loans included in the Trust Fund, separately identifying each Qualified Loan Pool and the Administrative Fee for each Qualified Loan. The initial schedule is attached as Schedule I to this Issue Supplement.

     Section 3. Defined Terms Applicable to Issue Supplement. Whenever used in this Issue Supplement, the following words and phrases shall have the following meanings:

     Administrative Fee: The per annum rate identified as such for each Qualified Loan set forth in the Qualified Loan Schedule.

     Central Servicer: With respect to any Qualified Loan, as identified in the Qualified Loan Schedule.

     Central Servicing Fee Rate: An amount as described in the supplement to the Servicing Contract between Farmer Mac and the Central Servicer.

     Closing Date: July 30, 2004.

     Collected Prepayment Premiums: With respect to each Class of Certificates and Distribution Date, the aggregate of Prepayment Premiums received during the preceding Due Period by the Central Servicer, in each case, in respect of the Qualified Loan Pool bearing the same alphanumeric designation as such Class.

     Cut-Off Date: July 1, 2004.

     Guarantee Fee: The per annum rate identified as such for each Qualified Loan set forth in the Qualified Loan Schedule.

     Interest Accrual Period: As to each Class and Distribution Date, the period from the first day of the month of the preceding Distribution Date (or in the case of the initial Distribution Date for a Class, from the Cut-Off Date) to and including the last day of the month preceding the month of such Distribution Date.

     Liquidated Qualified Loan: Any defaulted Qualified Loan as to which Farmer Mac has determined that all amounts it expects to recover from or on account of such Qualified Loan have been recovered.

     Net Mortgage Rate: As to each Qualified Loan, the Mortgage Rate thereon less the Administrative Fee for such loan.

     Net Prepayment Premium: As to each Qualified Loan and each Collected Prepayment Premium recovered thereon, the amount of the related prepayment premium or yield maintenance charge calculated on the basis of the Net Mortgage Rate rather than the Mortgage Interest Rate of the related Qualified Loan.

     Qualified Loan Pool: Each of the eight groups of Qualified Loans identified in the Qualified Loan Schedule.

     Termination Percentage: One percent.

     Termination Price: The sum of 100% of the unpaid principal balance of each outstanding Qualified Loan and any REO Qualified Loan plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate (less any amounts constituting previously unreimbursed advances).

     Section 4. Classes of Certificates; Distributions on Certificates. The Series of Certificates authorized by the Trust Agreement and this Issue Supplement shall be divided into eight Classes of Certificates having the terms and provisions hereinafter set forth. The Class designations, original Class Certificate Principal Balances and Final Distribution Dates shall be as follows:

                               Original Class
                                Certificate Final
        Class Designation    Principal Balance     Distribution Date
        -----------------    -----------------     -----------------
            ZAQM1004            $1,777,943            July 25, 2019
            ZAQS1005            $9,565,500          January 25, 2020
            ZBQS1005            $3,318,000          January 25, 2020
            ZCQS1003            $1,223,000          January 25, 2020
            ZJ1M1005             $454,734             July 25, 2034
            ZK1M1011            $1,415,688            July 25, 2034
            ZQ1S1010            $6,654,500          January 25, 2020
            ZR1M1003             $373,950             June 25, 2034

     On each Distribution Date for a Class of Certificates, Farmer Mac shall distribute the related Certificate Distribution Amount and any Net Prepayment Premiums for such Class to the Certificateholders of such Class as of the related Record Date. Amounts distributed in respect of clause (b) of the definition of Certificate Distribution Amount shall be applied in reduction of the Certificate Principal Balances of the Certificates. All distributions of the Certificate Distribution Amount and any Net Prepayment Premiums for a Class shall be applied on a pro rata basis among the Certificates of such Class. Net Prepayment Premiums shall not be applied to accrued certificate interest on or to reduce the Certificate Principal Balance of any Certificate.

     Section 5. Form and Denominations. The Certificates shall be issued in book-entry form as provided in Section 3.02(a) of the Trust Agreement; interests therein shall be held in minimum Denominations of $1,000 and integral multiples of $1 in excess thereof.

     Section  6.  Servicing   Compensation.   For  any  Distribution   Date,  as
compensation for its activities and obligations under the Trust Agreement and hereunder, the Master Servicer shall be entitled to retain the excess of (i) any Collected Prepayment Premium for such Distribution over (ii) any Net Prepayment Premium for such Distribution Date.

     Section 7. Collection of Certain Qualified Loan Payments. Section 4.05 of the Trust Agreement is amended by restating clause (v) thereof in its entirety as follows:

          "(v) Any Net Prepayment Premiums collected on the Qualified Loans."

     Section 8. Authority Regarding Tax Status of Trust Fund. Section 8.01 of the Trust Agreement is amended by adding a new subsection (e) as follows:

          "(e) No provision of this Agreement shall be construed to grant Farmer Mac, FMMSC, the Trustee or any other person authority to act in any manner that would cause the Trust Fund not to be treated as a fixed investment trust for federal income tax purposes."

     Section 9. Termination of the Trust Fund. Section 9.01 of the Trust Agreement is restated in its entirety as follows:

          "The respective obligations and responsibilities of Farmer Mac and the Trustee created hereby shall terminate upon the distribution to all Holders of all amounts required to be distributed hereunder upon (i) the repurchase by Farmer Mac of all Qualified Loans and REO Property remaining in the Trust Fund at the Termination Price; (ii) the final payment of the last Qualified Loan and/or REO Property remaining in the Trust Fund; or (iii) distribution by Farmer Mac pursuant to the Farmer Mac Guarantee on the Final Distribution Date for the Class of Certificates having the latest
     Final Distribution Date of an amount sufficient to reduce the Class Certificate Principal Balance of such Class to zero; provided, however, that in no event shall any trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the Cut-Off Date.

          The right of Farmer Mac to repurchase all Qualified Loans and REO Property in the Trust Fund pursuant to clause (i) above shall be subject to the aggregate Scheduled Principal Balances of the Qualified Loans being less than the Termination Percentage of the Scheduled Principal Balances thereof as of the Cut-Off Date. Any such repurchase shall take place on a Distribution Date for any then outstanding Class (regardless of whether such Distribution Date constitutes a Distribution Date for all such Classes of Certificates), and the proceeds of any such repurchase shall be distributed to Holders of the applicable Classes of Certificates on such Distribution Date, pro rata, in the first instance in respect of accrued interest and then, as a distribution of principal.

          In connection with any such termination, Farmer Mac shall make available to financial publications and electronic services notice for the benefit of Holders of Certificates to the effect that the final distribution will be made on the Distribution Date therein specified to Certificateholders of record on the applicable Record Date."

          Section 10. Waivers and Supplemental Agreements. Section 10.02 of the Trust Agreement is amended by deleting the word "or" at the end of subsection (a); by substituting "; or" for the period at the end of subsection (b); and by adding a new subsection (c) immediately after subsection (b) as follows:

          "(c)  without  the  consent  of  all   Certificateholders   alter  the
     classification of the Trust Fund as a fixed investment trust for federal income tax purposes."

     Section 11. Intended Classification. A new Section 11.06 is added to the Trust Agreement as follows:

          "Section 11.06. Intended Classification. It is intended that the Trust Fund be classified for federal income tax purposes as an `investment trust' classified as a trust within the meaning of Treasury Regulation 301.7701-4(c) and, notwithstanding anything to the contrary herein, the provisions of this Agreement shall be applied and interpreted in a manner consistent with such intention, including, without limitation, so as to circumscribe any right to exercise discretion granted to Farmer Mac herein as to matters relating to the Qualified Loans."

                              * * * * * * * * * * *

      IN WITNESS WHEREOF, the parties hereto hereby execute this Issue Supplement, as of the day and year first above written.


                                             FEDERAL AGRICULTURAL
                                               MORTGAGE CORPORATION
[SEAL]

                                            By: /s/ Nancy E. Corsiglia
Attest:      /s/ Stephen P. Mullery            ------------------------
            ------------------------            Nancy E. Corsiglia
             Assistant Secretary                Vice President - Finance





                                          FARMER MAC MORTGAGE
                                            SECURITIES CORPORATION
[SEAL]

                                          By:   /s/ Nancy E. Corsiglia
Attest:     /s/ Stephen P. Mullery             ------------------------
            ------------------------            Nancy E. Corsiglia
             Assistant Secretary                Vice President





                                          U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee
[NO CORPORATE SEAL]

                                          By:   /s/ Eve D. Kaplan
                                             ---------------------------
                                                Eve D. Kaplan
Attest:     /s/ Toby Robillard                  Vice President
        ----------------------------
          Assistant Vice President

                                                                 Schedule I

                             Qualified Loan Schedule
       Guaranteed Agricultural Mortgage-Backed Securities, Series 7/30/04



                               Loan Pool ZAQM1004

Loan Pool ZAQM1004 contains the five Qualified Loans described below:


  Cut-off Date                                         Net
  Principal     Mortgage    Guarantee  Administrative  Mortgage    Central
  Balance       Rate        Fee        Fee             Rate        Servicer
---------------------------------------------------------------------------
  $900,000.00   6.590%      0.500%     1.610%          4.980%       ZIONS
  $238,440.04   6.690%      0.500%     2.190%          4.500%       ZIONS
  $142,210.36   6.340%      0.500%     2.215%          4.125%       ZIONS
  $348,359.54   5.510%      0.500%     1.510%          4.000%       ZIONS
  $148,933.96   6.090%      0.500%     1.715%          4.375%       ZIONS

 Total Balance of the 5 Qualified Loans in Loan Pool ZAQM1004:  $1,777,943.90




                               Loan Pool ZAQS1005

Loan Pool ZAQS1005 contains the twenty-one Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
-----------------------------------------------------------------------------
  $135,000.00   6.840%      0.500%     1.625%         5.215%       ZIONS
  $1,521,600.00 5.690%      0.500%     1.530%         4.160%       ZIONS
  $374,500.00   5.960%      0.500%     1.600%         4.360%       ZIONS
  $245,000.00   5.750%      0.500%     1.640%         4.110%       ZIONS
  $510,000.00   6.360%      0.500%     1.320%         5.040%       ZIONS
  $267,400.00   6.010%      0.500%     1.650%         4.360%       ZIONS
  $300,000.00   6.250%      0.500%     1.640%         4.610%       ZIONS
  $371,800.00   6.010%      0.500%     1.900%         4.110%       ZIONS
  $80,400.00    5.960%      0.500%     1.600%         4.360%       ZIONS
  $218,500.00   5.750%      0.500%     1.640%         4.110%       ZIONS
  $248,000.00   6.190%      0.500%     1.580%         4.610%       ZIONS
  $268,950.00   7.010%      0.500%     1.970%         5.040%       ZIONS
  $118,350.00   7.000%      0.500%     1.785%         5.215%       ZIONS
  $471,000.00   6.410%      0.500%     1.570%         4.840%       ZIONS
  $668,000.00   7.260%      0.500%     1.900%         5.360%       ZIONS
  $500,000.00   6.660%      0.500%     1.570%         5.090%       ZIONS
  $210,000.00   6.710%      0.500%     1.620%         5.090%       ZIONS
  $287,000.00   6.710%      0.500%     1.620%         5.090%       ZIONS
  $700,000.00   6.510%      0.500%     1.420%         5.090%       ZIONS
  $770,000.00   6.500%      0.500%     1.410%         5.090%       ZIONS
  $1,300,000.00 6.460%      0.500%     1.370%         5.090%       ZIONS

 Total Balance of the 21 Qualified Loans in Loan Pool ZAQS1005:  $9,565,500.00

                               Loan Pool ZBQS1005

Loan Pool ZBQS1005 contains the six Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
------------------------------------------------------------------------------
  $620,000.00   6.400%      0.500%     1.435%         4.965%       ZIONS
  $600,000.00   6.250%      0.500%     1.410%         4.840%       ZIONS
  $521,000.00   5.310%      0.400%     0.950%         4.360%       ZIONS
  $237,000.00   5.750%      0.500%     1.640%         4.110%       ZIONS
  $1,070,000.00 5.950%      0.400%     1.590%         4.360%       ZIONS
  $270,000.00   5.750%      0.500%     1.890%         3.860%       ZIONS

 Total Balance of the 6 Qualified Loans in Loan Pool ZBQS1005:  $3,318,000.00




                               Loan Pool ZCQS1003

Loan Pool ZCQS1003 contains the two Qualified Loans described below:


  Cut-off Date                                      Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee          Rate          Servicer
------------------------------------------------------------------------------
  $648,000.00   6.000%      0.500%     1.910%       4.090%        ZIONS
  $575,000.00   5.500%      0.500%     1.390%       4.110%        ZIONS

 Total Balance of the 2 Qualified Loans in Loan Pool ZCQS1003:  $1,223,000.00



                               Loan Pool ZJ1M1005

Loan Pool ZJ1M1005 contains the two Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
-------------------------------------------------------------------------------
  $380,000.00   6.125%      0.400%     0.700%         5.425%       CGB
  $74,734.70    5.125%      0.400%     0.700%         4.425%       CGB

 Total Balance of the 2 Qualified Loans in Loan Pool ZJ1M1005:  $454,734.70


                               Loan Pool ZK1M1011

Loan Pool ZK1M1001 contains the six Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
------------------------------------------------------------------------------
  $278,800.00   6.125%      0.400%     0.700%         5.425%        CGB
  $178,000.00   6.125%      0.400%     0.700%         5.425%        CGB
  $312,500.00   6.250%      0.400%     0.700%         5.550%        CGB
  $233,510.21   5.750%      0.400%     0.700%         5.050%        CGB
  $199,600.78   6.000%      0.400%     0.700%         5.300%        CGB
  $213,277.38   5.375%      0.400%     0.700%         4.675%        CGB

 Total Balance of the 6 Qualified Loans in Loan Pool ZK1M1011:  $1,415,688.37

                               Loan Pool ZQ1S1010

Loan Pool ZQ1S1010 contains the sixteen Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
-------------------------------------------------------------------------------
  $525,000.00   6.990%      0.500%     1.150%         5.840%       ZIONS
  $556,000.00   6.390%      0.500%     1.155%         5.235%       ZIONS
  $285,000.00   7.340%      0.500%     2.105%         5.235%       ZIONS
  $750,000.00   6.500%      0.500%     1.390%         5.110%       ZIONS
  $96,000.00    6.750%      0.500%     1.765%         4.985%       ZIONS
  $288,000.00   6.500%      0.500%     1.365%         5.135%       ZIONS
  $280,000.00   6.910%      0.500%     1.800%         5.110%       ZIONS
  $385,000.00   7.000%      0.500%     1.640%         5.360%       ZIONS
  $310,000.00   6.890%      0.500%     1.175%         5.715%       ZIONS
  $211,000.00   6.840%      0.500%     1.355%         5.485%       ZIONS
  $213,500.00   7.340%      0.500%     2.105%         5.235%       ZIONS
  $410,000.00   7.140%      0.500%     1.655%         5.485%       ZIONS
  $410,000.00   7.140%      0.500%     1.655%         5.485%       ZIONS
  $410,000.00   7.140%      0.500%     1.655%         5.485%       ZIONS
  $925,000.00   7.400%      0.500%     1.665%         5.735%       ZIONS
  $600,000.00   7.400%      0.500%     1.665%         5.735%       ZIONS

 Total Balance of the 16 Qualified Loans in Loan Pool ZQ1S1010:  $6,654,500.00




                               Loan Pool ZR1M1003

Loan Pool ZR1M1003 contains the two Qualified Loans described below:


  Cut-off Date                                        Net
  Principal     Mortgage    Guarantee  Administrative Mortgage    Central
  Balance       Rate        Fee        Fee            Rate        Servicer
-------------------------------------------------------------------------------
  $271,177.44   5.000%      0.400%     0.700%         4.300%       CGB
  $102,773.47   4.875%      0.400%     0.700%         4.175%       CGB

 Total Balance of the 2 Qualified Loans in Loan Pool ZR1M1003:  $373,950.91